SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

Power Integrations, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box)

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed maximum aggregate value of transaction:

5.	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

6.	Amount Previously Paid:

7.	Form, Schedule or Registration Statement No.:

8.	Filing Party:

9.	Date Filed:

POWER®

INTEGRATIONS

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MR ANDREW SAMPLE 1234 AMERICA DRIVE ANYWHERE, IL 60661

IMPORTANT ANNUAL MEETING OF STOCKHOLDERS INFORMATION — YOUR VOTE COUNTS!

Shareholder Meeting Notice & Admission Ticket

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Important Notice Regarding the Availability of Proxy Materials for the 2008 Annual Meeting of Stockholders to be Held on June 13, 2008

Under new Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual meeting of stockholders are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to stockholders are available at:

www.envisionreports.com/POWI

Easy Online Access — A Convenient Way to View Proxy Materials and Vote

When you go online to view materials, you can also vote your shares.

Step 1: Go to www.envisionreports.com/POWI to view the materials.

Step 2: Click on Cast Your Vote or Request Materials.

Step 3: Follow the instructions on the screen to log in.

Step 4: Make your selection as instructed on each screen to select delivery preferences and vote.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before May 21, 2008 to facilitate timely delivery.

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Annual Meeting of Stockholders Notice & Admission Ticket

Power Integration’s 2008 Annual Meeting of Stockholders will be held on June 13, 2008 at 5245 Hellyer Ave, San Jose, CA 95138, at 1:00 p.m. Pacific Time.

Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations. The Board of Directors recommends that you vote FOR the following proposals:

1. Election of Directors: Each to be elected to hold office until the 2009 Annual Meeting of Stockholders and until their successors are elected and qualified.

Balu Balakrishnan

Alan D. Bickell

Nicholas E. Brathwaite

R. Scott Brown

James Fiebiger

Balakrishnan S. Iyer

E. Floyd Kvamme

Steven J. Sharp

2. To approve an amendment and restatement of the Power Integrations1997 Outside Directors Stock Option Plan, as described in the proxy statement.

3. To approve an amendment and restatement of the Power Integrations1997 Employee Stock Option Purchase Plan, as described in the proxy statement.

4. To ratify the selection by the Audit Committee of Deloitte & Touche LLP as the independent registered public accounting firm of Power Integrations, Inc. for the fiscal year ending December 31, 2008.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.

Directions to Power Integrations, Inc. from San Jose Airport

1. Head southeast on Airport Blvd

2. Slight right to stay on Airport Blvd (signs for Departures A/Terminal C)

3. Slight right (signs for CA-87/US-101/Skyport Dr)

4. Slight right to merge onto CA-87 S/Guadalupe Pkwy toward Downtown

5. Take the exit onto I-280 S toward US-101

6. Take the exit onto US-101 S toward Los Angeles

7. Take the Hellyer Ave exit

8. Turn left at Hellyer Ave

5245 Hellyer Ave San Jose, CA

Here’s how to order a copy of the proxy materials and select a future delivery preference:

Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below. Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below. If you request an email copy of current materials you will receive an email with a link to the materials.

PLEASE NOTE: You must use the numbers in the shaded bar on the reverse side when requesting a set of proxy materials.

Internet – Go to www.envisionreports.com/POWI. Click Cast Your Vote or Request Materials. Follow the instructions to log in and order a paper or email copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials.

Telephone – Call us free of charge at 1-866-641-4276 using a touch-tone phone and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.

Email – Send email to investorvote@computershare.com with “Proxy Materials Order” in the subject line. Include in the message your full name and address, plus the three numbers located in the shaded bar on the reverse, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings.

To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by May 21, 2008.

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